Exhibit 16.1

July 17, 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Spirit Realty Capital, Inc.’s (f/k/a Cole Credit Property Trust II, Inc.) Form 8-K dated July 17, 2013, and have the following comments:

1.	We agree with the statements made in the first, second and third paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fourth or fifth paragraphs.

Yours truly,

/s/ DELOITTE & TOUCHE LLP